EXHIBIT 4.5.4


                              IRS DETERMINATION ON
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN,
                               DATED JUNE 25, 2002
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         INTERNAL REVENUE SERVICE DEPARTMENT OF THE TREASURY
         P. 0. BOX 2508
   CINCINNATI, OH 45201


                                              Employer Identification Number:
   Date:  JUN 25 2002                           92-0072737
                                              DLN:
                                                17007158008010

   GENERAL COMMUNICATION INC                  Person to Contact:
   2550 DENALI STREET STE 1000                  THOMAS BEARD      ID# 52003
   ANCHORAGE, AK 99503                        Contact Telephone Number:
                                                (877) 829-5500
                                              Plan Name:
                                                QUALIFIED STOCK PURCHASE PLAN OF
                                                GENERAL COMMUNICATION INC
                                              Plan Number: 001


Dear Applicant:

         We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter it your permanent records. You must retain this information to preserve your reliance on this letter.

         Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b) (3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

         The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements; for qualified plans. Please read Publication 794.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter dated 01/30/01. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b)

         This determination letter is applicable for the amendment(s) executed on 02/11/00.

         This plan satisfies the requirements of Code section 4975(e)(7).

         This letter considers the changes in qualification requirements made by toe Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job
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                                                              Letter 835 (DO/Cc)
                                       -2-

GENERAL COMMUNICATION INC


Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub.
L. 106-554.

         This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

         The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,



                                                 /s/
                                            Paul T. Shultz
                                            Director,
                                            Employee Plans Rulings & Agreements

Enclosures:
Publication 794